[Mutual Funds II]

Sub-Item 77C: Matters submitted to a vote of security holders

The following proposals were addressed during the period. * indicates that the proposal was addressed at a special meeting of shareholders held on July 16, 2002, ** indicates that the proposal was addressed at a subsequent adjourned special meeting held on July 19, 2002 and *** indicates that the proposal was addressed at a subsequent adjourned special meeting held on August 30, 2002.

Proposal to elect the following individuals as directors: Winifred E. Coleman, Dr. Robert M. Gavin, Duane E. Hill, William A. O'Neill,
Phillip O. Peterson, Millard H. Pryor, Jr., John K. Springer,
Lowndes A. Smith and David M. Znamierowski

Director 			The Hartford Mutual Funds II, Inc.**
					For 			Withheld

Winifred E. Coleman		54,364,152		2,374,274
Dr. Robert M. Gavin		54,397,441		2,340,985
Duane E. Hill			54,396,579		2,341,847
William A. O'Neill		54,176,369		2,562,057
Phillip O. Peterson		54,391,545		2,346,882
Millard H. Pryor, Jr.		54,399,978		2,338,448
Lowndes A. Smith			54,413,074		2,325,352
John K. Springer			54,298,556		2,439,870
David M. Znamierowski		54,403,046		2,335,380



Proposal to revise fundamental policies regarding the borrowing of money, issuing of senior securities and purchasing securities on margin:

Fund			For		Against	Abstain	Broker Non-												Vote

Growth Fund**	12,644,779	727,179	948,905	1,867,758
Growth
Opportunities
Fund***		14,190,219	1,157,130	1,133,051	1,993,839
Tax-Free
Minnesota Fund*	1,655,179	148,093	99,989	365,010
Tax-Free
National Fund*	2,126,604	169,024	109,718	399,210
U.S. Government
Securities Fund**	10,840,172	604,582	799,726	1,489,878
Value
Opportunities
Fund***		1,733,093	66,912	129,398	282,760

Proposal to revise the fundamental policy restricting the investment of more than 25% of a fund's assets in a single industry:

Fund			For		Against	Abstain	Broker Non-
									Vote

Growth Fund**	12,914,096	483,778	922,989	1,867,758
Growth
Opportunities
Fund***		14,700,590	746,524	1,033,285	1,993,839
Tax-Free
Minnesota Fund*	1,707,901	98,339	97,020	365,010
Tax-Free
National Fund*	2,179,524	122,640	103,184	399,210
U.S. Government
Securities Fund**	11,109,708	314,708	820,064	1,489,878
Value
Opportunities
Fund***		1,760,860	42,478	126,065	282,760


Proposal to revise the fundamental policy regarding the making of loans:

Fund			For		Against	Abstain	Broker Non-
									Vote

Growth Fund**	12,619,363	754,644	946,856	1,867,548
Growth
Opportunities
Fund***		14,150,360	1,213,337	1,116,703	1,993,839
Tax-Free
Minnesota Fund*	1,635,768	163,182	104,311	365,010
Tax-Free
National Fund*	2,131,481	167,993	105,872	399,210
U.S. Government
Securities Fund**	10,850,716	567,677	826,087	1,489,878
Value
Opportunities
Fund***		1,725,251	76,169	127,984	282,760

Proposal to revise the fundamental policy regarding investments in real estate and interests therein:

Fund			For		Against	Abstain	Broker Non-
									Vote

Growth Fund**	12,890,704	511,620	918,539	1,867,758
Growth
Opportunities
Fund***		14,650,181	760,161	1,070,057	1,993,839
Tax-Free
Minnesota Fund*	1,697,751	96,360	109,150	365,010
Tax-Free
National Fund*	2,170,278	117,872	117,197	399,210
U.S. Government
Securities Fund**	11,096,691	352,948	794,842	1,489,878
Value
Opportunities
Fund***		1,759,676	44,572	125,156	282,760

Proposal to revise the fundamental policy regarding purchases and sales of commodities and commodities contracts:

Fund			For		Against	Abstain	Broker Non-
									Vote

Growth Fund**	12,729,314	648,203	943,347	1,867,758
Growth
Opportunities
Fund***		14,461,979	956,679	1,061,742	1,993,839
Tax-Free
Minnesota Fund*	1,696,034	113,457	93,770	365,010
Tax-Free
National Fund*	2,137,634	161,508	106,205	399,210
U.S. Government
Securities Fund**	10,924,174	511,741	888,565	1,489,878
Value
Opportunities
Fund***		1,743,780	54,190	131,433	282,760


Proposal to eliminate the fundamental policy regarding the mortgage of assets:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,888,727	528,027	827,726	1,489,878

Proposal to eliminate the fundamental policy regarding the participation in joint securities trading accounts:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,973,109	436,637	834,734	1,489,878

Proposal to eliminate the fundamental policy regarding certain purchases from, and sales to, officers, directors and employees of a fund:

Fund			For		Against	Abstain	Broker Non-
									Vote
U.S. Government
Securities Fund**	10,770,344	622,551	851,584	1,489,878

Proposal to eliminate the fundamental policy regarding short sales:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,830,345	583,988	830,147	1,489,878

Proposal to eliminate the fundamental policy reading the purchase of securities of issuers where officers or directors own certain beneficial amounts:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,868,653	595,860	779,967	1,489,878

Proposal to eliminate the fundamental policy regarding investments in puts and calls:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,886,427	596,268	761,786	1,489,878

Proposal to eliminate the fundamental policy regarding investments in repurchase agreements:

Fund			For		Against	Abstain	Broker Non-
									Vote

U.S. Government
Securities Fund**	10,969,104	476,139	799,237	1,489,878

Proposal to eliminate the fundamental policy regarding investment grade municipal securities:

Fund			For		Against	Abstain	Broker Non-
									Vote

Tax-Free
Minnesota Fund.*	1,656,546	138,345	108,369	365,010
Tax-Free
National Fund*	2,092,160	199,785	113,403	399,210